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                                                                   EXHIBIT 10.19

                              KPMG CONSULTING, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         1. Purpose. The purpose of the KPMG Consulting, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of KPMG Consulting, Inc., a Delaware corporation (the "Company"), and its Subsidiary Companies (as defined below) added incentive to remain employed by such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of common stock, par value $0.01 per share, of the Company ("Common Stock") at below-market prices. The Company intends to use reasonable efforts to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). However, the Company does not undertake or represent that the Plan complies or will continue to comply with Section 423 of the Code. In addition, this Plan authorizes the grant of options and issuances of Common Stock which do not qualify under section 423 of the Code pursuant to sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States. For purposes of the Plan, the term "Subsidiary Companies" shall mean all corporations that are subsidiary corporations (within the meaning of section 424(f) of the Code) and of which the Company is the common parent. The Company and its Subsidiary Companies that, from time to time, adopt the Plan are sometimes hereinafter called collectively the "Participating Companies."

         2. Eligibility.

              (a) Eligible Employee. For any Purchase Period (as defined in
Section 4) participation in the Plan shall be open to each employee of the Participating Companies whose customary employment is for at least 20 hours per week as of the first day of any such Purchase Period (hereinafter, an "Eligible Employee"). No right to purchase Common Stock hereunder shall accrue under the Plan in favor of any person who is not an Eligible Employee as of the first day of the relevant Purchase Period. For purposes of the Plan, the term "employee" shall not include any individual who performs services for any of the Participating Companies pursuant to an agreement (written or oral) that classifies such individual's relationship with the Participating Company as other than a common law employee of the Participating Company, regardless of whether such individual is at any time determined to be a common law employee of the Participating Company.

              (b) Limitations. Notwithstanding anything contained in the Plan to the contrary, no Eligible Employee shall acquire a right to purchase Common Stock hereunder to the extent that (i) immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company (including any stock attributable to such employee under section 424(d) of the Code), or (ii) such right would permit such employee rights to purchase Common Stock under all employee stock purchase plans, which qualify under section 423 of the Code, of the Company and its Subsidiary Companies to accrue at a rate which exceeds $25,000 or such other amount as may be specified under section 423 of the Code of fair market value of such stock (as determined on the first day of the Purchase Period (as hereinafter defined)) for any calendar year during which such right is outstanding at any time. The determination of the accrual of the right

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to purchase Common Stock shall be made in accordance with section 423(b)(8) of the Code and the regulations thereunder. Further notwithstanding anything contained in the Plan to the contrary, the maximum number of shares that may be bought by any Eligible Employee during any Purchase Period shall not exceed 5,000, subject to adjustment in the same manner described in Section 13, in the case of the occurrence of any of the events described in Section 13.

              (c) Rights and Privileges. All Eligible Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with section 423(b)(5) of the Code; provided, however, that Eligible Employees participating in a sub-plan adopted pursuant to Section 16 hereof which is not designed to qualify under section 423 of the Code need not have the same rights and privileges as Eligible Employees participating in the section 423 Plan. The Committee may impose restrictions on eligibility and participation of Eligible Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

         3. Effective Date of Plan. The Plan shall become effective on the date of the commencement of the initial public offering of the Company's Common Stock (the "Effective Date"). The Plan shall cease to be effective unless, within 12 months before or after the date of its adoption by the Board of Directors (the "Board") of the Company, it has been adopted by the shareholders of the Company at a duly-called meeting of such shareholders.

         4. Purchase Periods and Offering Periods. The first "Purchase Period" under the Plan shall be the twenty-four month period beginning on the Effective Date. Succeeding twenty-four month "Purchase Periods" shall commence at six-month intervals over the term of the Plan. Within each Purchase Period, there shall be four consecutive six-month offering periods (the "Offering Periods"). The first "Offering Period" of each Purchase Period shall commence on the first day of each such Purchase Period. Notwithstanding the foregoing, the initial Offering Period shall begin on the Effective Date, or as soon thereafter as is administratively feasible. The Committee, in its discretion, may shorten the initial Offering Period.

         Each participant shall be granted a separate right to purchase Common Stock for each Purchase Period in which such participant participates. The right shall be granted on the first day of the Purchase Period and shall be exercised automatically in successive installments on the last day of each Offering Period (the "Exercise Date") within such Purchase Period. An Eligible Employee may participate in only one Purchase Period at a time.

         5. Basis of Participation.

              (a) Payroll Deduction. Subject to compliance with applicable rules prescribed by the Committee (as defined in Section 12), each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Purchase Period which begins on or after such employee has become an Eligible Employee, provided, however, that for the first Purchase Period under the Plan, each Eligible Employee with respect to such Purchase Period shall be entitled to enroll as of the date prescribed by the Committee.

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                   To enroll in the Plan, an Eligible Employee shall make a
request to the Company or its designated agent, at the time and in the manner prescribed by the Committee, specifying the amount of payroll deduction to be applied to the compensation paid to the employee by the employee's employer while the employee is a participant in the Plan. The amount of each payroll deduction specified in such request for each such payroll period shall be a whole percentage of a participant's compensation, unless otherwise determined by the Committee to be a whole dollar amount, in either case not to exceed 15%, or such lesser percentage as may be determined by the Committee, of the participant's compensation (before withholding or other deductions) paid to him or her during the Purchase Period by any of the Participating Companies. Subject to compliance with applicable rules prescribed by the Committee, the request shall become effective on the first day of the Purchase Period following the day the Company or its designated agent receives such request, provided, however, that for the first Purchase Period under the Plan, the request shall be effective as of the payroll period prescribed by the Committee.

                   Payroll deductions (and any other amount paid under the Plan) shall be made for each participant in accordance with such participant's request until such participant's participation in the Plan terminates, such participant makes a new request that changes the amount of payroll deductions, the Participant elects to suspend his or her participation in the Plan or the Plan terminates, all as hereinafter provided.

                   A participant may change the amount of his or her payroll deduction effective as of the first day of any Purchase Period by so directing the Company or its designated agent at the time and in the manner specified by the Committee. The Committee may establish rules limiting the frequency with which participants may discontinue and resume payroll deductions under the Plan and may impose a waiting period on participants wishing to resume payroll deductions following discontinuance. The Committee also may change the rules regarding discontinuance of participation or changes in participation in the Plan. Except to the extent otherwise determined by the Committee, a participant may not change the amount of his or her payroll deduction effective as of any date other than the first day of a Purchase Period, except that a participant may elect to suspend his or her participation in the Plan as provided in Section 8.

                   Payroll deductions for each participant shall be credited to a purchase account established and maintained on behalf of the participant on the books of the participant's employer or such employer's designated agent (a "Purchase Account"). On each Exercise Date, the amount in each participant's Purchase Account will be applied to the purchase of the number of shares of Common Stock determined by dividing such amount by the Purchase Price (as defined in Section 6) for the Offering Period ending on such Exercise Date. No interest shall accrue at any time for any amount credited to a Purchase Account of a participant except where otherwise required by local law as determined by the Committee. . Unless otherwise specified by the Committee, payroll deductions made with respect to employees paid in currencies other than U.S. dollars shall be accumulated in local (non-U.S.) currency and converted to U.S. dollars as of the Exercise Date.

              (b) Other Methods of Participation. The Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the


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Plan by means other than payroll deduction, including, but not limited to, delivery of funds by participants in a lump sum or automatic charges to participants' bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this paragraph without prior notice to any participant or Eligible Employee.

         6. Purchase Price. The purchase price (the "Purchase Price") per share of Common Stock hereunder for an Offering Period included in a Purchase Period shall be (a) in the case of the first Purchase Period, the lesser of 85% of the initial public offering price of a share of Common Stock and 85% of the fair market value of a share of Common Stock on the Exercise Date within such Offering Period and (b) in the case of any Purchase Period subsequent to the first Purchase Period, the lesser of 85% of the fair market value of a share of Common Stock on the first day of such Purchase Period and 85% of the fair market value of a share of Common Stock on the Exercise Date within such Offering Period. If such sum results in a fraction of one tenth of one cent, the Purchase Price shall be increased to the next higher tenth of one cent. For purposes of the Plan, the fair market value of a share of Common Stock on a given day shall be the last sale price of a share of Common Stock as reported on the Nasdaq National Market on the date as of which such value is being determined, or, if the Common Stock is listed on a national securities exchange, the last sale price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or if there shall be no reported transactions for such date, on the next preceding date for which transactions are reported, provided, however, that the fair market value of a share of Common Stock on the first day of the first Purchase Period under the Plan shall be the price at which shares of Common Stock are first offered to the public. In no event, however, shall the Purchase Price be less than the par value of a share of Common Stock.

         7. Purchase Accounts and Certificates. The Common Stock purchased on an Exercise Date by each participant shall be posted to such participant's Purchase Account as soon as practicable after, and credited to such participant's Purchase Account as of, such Exercise Date. Except as provided in Section 8 and
Section 9, a participant will be issued his or her shares when his or her participation in the Plan is terminated, the Plan is terminated or upon request, but, in the last case, only in denominations of at least 25 shares.

         After the close of each Offering Period, information will be made available to each participant regarding the entries made to such participant's Purchase Account, the number of shares of Common Stock purchased and the applicable Purchase Price. In the event that the maximum number of shares of Common Stock are purchased by the participant for the Purchase Period and cash remains credited to the participant's Purchase Account, such cash shall be delivered as soon as practicable to such participant. For purposes of the preceding sentence, the maximum number of shares of Common Stock that may be purchased by a participant for a Purchase Period shall be determined under
Section 2.

         The Committee may permit or require that shares be deposited directly with a broker designated by the Committee (or a broker selected by the Committee) or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a


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designated period of time (and may restrict dispositions during that period)
and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares. The Committee may require that shares purchased under the Plan shall automatically participate in a dividend reinvestment plan or program maintained by the Company. The Company shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable.

         8. Suspension or Termination of Participation. A participant may elect at any time, in the manner prescribed by the Committee, to suspend his or her participation in the Plan, provided such election is received by the Company or its designated agent prior to the date specified by the Committee for suspension of participation during the Purchase Period for which such suspension is to be effective.

         Upon any suspension of participation, the participant's payroll deductions shall cease and the cash credited to such participant's Purchase Account on the date of such suspension shall be delivered as soon as practicable to such participant. A participant who elects to suspend participation in the Plan shall be permitted to resume participation in the Plan by making a new request at the time and in the manner described in Section 5 hereof.

         If the participant dies, terminates employment with the Participating Companies for any reason, or otherwise ceases to be an Eligible Employee, such participant's participation in the Plan shall immediately terminate. Upon such terminating event, the cash credited to such participant's Purchase Account on the date of such termination shall be delivered as soon as practicable to such participant or his or her legal representative, as the case may be without interest (except where required by local law) and certificates for the number of full shares of Common Stock and the cash equivalent for any fractional share held for such participant's benefit shall be issued to him or her. The cash equivalent for any fractional share held for the benefit of a participant shall be determined by multiplying the fractional share by the fair market value of a share of Common Stock on the day immediately preceding such election to receive such shares determined as provided in Section 6. Whether a termination of employment has occurred shall be determined by the Committee. The Committee also may establish rules regarding when leaves of absence or change of employment status will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Company and its Subsidiary Companies.

         9. Termination or Amendment of the Plan. The Company, by action of the Board or the Committee, may terminate the Plan at any time, in which case notice of such termination shall be given to all participants, but any failure to give such notice shall not impair the effectiveness of the termination.

         Without any action being required, the Plan shall terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 13) has been purchased. Such termination shall not impair any rights that under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares of Common Stock remaining available for purchase under the Plan are not sufficient to satisfy all


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then-outstanding purchase rights, the Board or Committee may determine an equitable basis of apportioning available Common Stock among all participants.

         The Board or the Committee may amend the Plan from time to time in any respect for any reason; provided, however, no such amendment shall (a) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Periods in which such amendment is to be effected, (b) increase the maximum number of shares of Common Stock which may be purchased under the Plan, (c) decrease the Purchase Price of the Common Stock for any Offering Period below the lesser of 85% of the fair market value thereof on the first day of the Purchase Period containing such Offering Period and 85% of such fair market value on the last day of such Offering Period or (d) adversely affect the qualification of the Plan under section 423 of the Code.

         Upon termination of the Plan, the number of full shares of Common Stock held for each participant's benefit shall be issued as soon as practicable to such participant and the cash equivalent of any fractional share so held determined as provided in Section 8, and, except as otherwise provided in
Section 15, the cash, if any, credited to such participant's Purchase Account, shall be distributed as soon as practicable to such participant.

         10. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a participant and any attempted transfer shall be null and void and without effect. If a participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, such act shall be treated as an election by the participant to discontinue participation in the Plan pursuant to Section 8.

         11. Shareholder's Rights. No Eligible Employee or participant shall by reason of the Plan have any rights of a shareholder of the Company until he or she shall acquire Common Stock as herein provided.

         12. Administration of the Plan. The Plan shall be administered by a committee appointed by the Board consisting of two or more members of the Board (the "Committee"). In addition to the power to amend or terminate the Plan pursuant to Section 9, the Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan, including by way of illustration the adoption of sub-plans applicable to specified Subsidiary Companies or locations. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any participant and any other employee of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Company shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

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         Except as otherwise provided in Section 2 above, the Plan shall be administered so as to ensure that all participants have the same rights and privileges as are provided by section 423(b)(5) of the Code.

         13. Maximum Number of Shares. The maximum number of shares of Common Stock that may be purchased under the Plan is 14,000,000, subject to adjustment as hereinafter set forth. Common Stock sold hereunder may be purchased for participants in the open market (on an exchange or in negotiated transactions) or may be previously acquired treasury shares, authorized and unissued shares, or any combination of shares purchased in the open market, previously acquired treasury shares or authorized and unissued shares. If the Company shall, at any time after the Effective Date of the Plan, change its issued Common Stock into an increased number of shares, with or without par value, through a stock dividend or a stock split, or into a decreased number of shares, with or without par value, through a combination of shares, then, effective with the record date for such change, the maximum number of shares of Common Stock which thereafter may be purchased under the Plan and the maximum number of shares which thereafter may be purchased during any Purchase Period shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan and under any Purchase Period proportionately increased, in case of such stock dividend or stock split, or proportionately decreased in case of such combination of shares.

         14. Miscellaneous. Except as otherwise expressly provided herein, (i) any request, election or notice under the Plan from an Eligible Employee or participant shall be transmitted or delivered to the Company or its designated agent and, subject to any limitations specified in the Plan, shall be effective when received by the Company or its designated agent and (ii) any request, notice or other communication from the Company or its designated agent that is transmitted or delivered to Eligible Employees or participants shall be effective when so transmitted or delivered. The Plan, and the Company's obligation to sell and deliver Common Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

         15. Change in Control. In order to maintain the participants' rights in the event of any Change in Control of the Company, as hereinafter defined, upon such Change in Control the then current Purchase Periods shall thereupon end, and the cash credited to all participants' Purchase Accounts shall be applied to purchase shares pursuant to Sections 6 and 7, and the Plan shall immediately thereafter terminate. For purposes of this Section 15, "Change in Control" shall mean:

              (1) a sale or transfer of all or substantially all of the assets of the Company on a consolidated basis in any transaction or series of related transactions;

              (2) any merger, consolidation or reorganization to which the Company is a party, except for a merger, consolidation or reorganization in which the Company is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Company's outstanding equity (on a fully diluted basis) immediately prior to the merger, consolidation or reorganization will own in the aggregate immediately following the


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merger, consolidation or reorganization the Company's outstanding equity (on a fully diluted basis) either (i) having the ordinary voting power to elect a majority of the members of the Company's board of directors to be elected by the holders of Common Stock and any other class which votes together with the Common Stock as a single class or (ii) representing at least 50% of the equity value of the Company as reasonably determined by the Board;

              (3) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the holders of the Company's equity, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d) of the Exchange Act, other than the Board shall be deemed to have been a member of the Incumbent Board; or

              (4) any Person other than KPMG LLP or its affiliates, acquires beneficial ownership of 30% or more of the outstanding equity of the Company generally entitled to vote on the election of directors.

         16. Committee Rules for Foreign Jurisdictions. The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

         The Committee may also adopt sub-plans applicable to particular Subsidiary Companies or locations, which sub-plans may be designed to be outside the scope of section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

         17. No Enlargement of Employee Rights. Nothing contained in this Plan shall be deemed to give any Eligible Employee the right to be retained in the employ of the Company or any Subsidiary Company or to interfere with the right of the Company or the Subsidiary Companies to discharge any Eligible Employee at any time.

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